Exhibit 99.1

NEWS RELEASE

ICF International Names Ronald P. Vargo

Executive Vice President and Chief Financial Officer

Former CFO of EDS Joins ICF Executive Management Effective April 1

FOR IMMEDIATE RELEASE

Investor Information Contact: MBS Value Partners

Lynn Morgen, 1-212-750-5800, lynn.morgen@mbsvalue.com

or

ICF International Contact:

Doug Beck, 1-703-934-3820, dbeck@icfi.com

FAIRFAX, Va. – ICF International (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, announced that it has named Ronald P. Vargo to the position of executive vice president and chief financial officer effective April 1, 2010. He will replace Alan Stewart, currently executive vice president and chief financial officer, who previously announced that he would retire from the company at the end of March 2010.

Mr. Vargo, 55, brings 30 years of experience as a financial and business executive to ICF International. Most recently, he was executive vice president and chief financial officer of EDS, a $22 billion global technology services company that was acquired by Hewlett-Packard Company in 2008. In his position at EDS, Mr. Vargo was responsible for the company’s overall financial plans, policies, and accounting practices and oversaw EDS’s global finance organization.

Commenting on this appointment, ICF International Chairman and Chief Executive Officer Sudhakar Kesavan said, “Adding a leader of Ron Vargo’s caliber and range to our executive management team is an important element of our growth strategy. His global experience in finance, business development, and government and commercial services enhances our ability to continue to post strong organic growth and to serve as an effective platform for additional acquisitions.”

Prior to joining EDS as vice president and treasurer in 2004, Mr. Vargo spent 12 years with TRW, a $17 billion multi-industry global company, serving as vice president and treasurer and vice president of strategic planning and business development during his tenure. Before that, Mr. Vargo had a 10-year career at The Standard Oil Company and British Petroleum PLC, where he held several finance and line positions. Mr. Vargo graduated from Dartmouth College and received an MBA in Finance and General Management from Stanford University.

Mr. Vargo currently serves on the Board of Directors of Ferro Corporation, a publicly traded, leading global supplier of technology-based performance materials for manufacturers, headquartered in Cleveland.

“I look forward to joining the executive management of a company whose domain expertise is so closely aligned with the most prominent global issues of this century,” Mr. Vargo said. “This is a great opportunity for me to play an important role in the company’s future growth.”

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy and climate change; environment and infrastructure; health, human services, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,500 employees serve these clients worldwide. ICF’s Web site is http://www.icfi.com/.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

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